EXHIBIT 4.1






                         FIRST AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT





                                     between





                           EDGE PETROLEUM CORPORATION
                                       AND
                       EDGE PETROLEUM EXPLORATION COMPANY





                                       and





                       THE FIRST NATIONAL BANK OF CHICAGO,
                              AS AGENT AND A LENDER





                                 Effective as of
                               September 29, 1998


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                                TABLE OF CONTENTS
                                      PAGE

ARTICLE I.

DEFINITIONS....................................................................1
 1.01 Terms Defined Above......................................................1
 1.02 Terms Defined in Agreement...............................................1
 1.03 References...............................................................1
 1.04 Articles and Sections....................................................2
 1.05 Number and Gender........................................................2

ARTICLE II.

AMENDMENTS.....................................................................2
 2.01 Amendment of Section 1.2.................................................2
 2.02 Amendment of Section 2.9(a)..............................................2
 2.03 Deletion of Compass Bank from Agreement..................................2

ARTICLE III.

CONDITIONS.....................................................................3
 3.01 Receipt of Documents.....................................................3
 3.02 Accuracy of Representations and Warranties...............................3
 3.03 Matters Satisfactory to the Agent and the Lender.........................3

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES.................................................3

ARTICLE V.

RATIFICATION...................................................................3

ARTICLE VI.

MISCELLANEOUS..................................................................4

 6.01 Scope of Amendment.......................................................4
 6.02 Agreement as Amended.....................................................4
 6.03 Parties in Interest......................................................4
 6.04 Rights of Third Parties..................................................4
 6.05 ENTIRE AGREEMENT.........................................................4
 6.06 GOVERNING LAW............................................................5
 6.07 JURISDICTION AND VENUE...................................................5

                                       2
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                         FIRST AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


                  This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of September 29, 1998, between EDGE PETROLEUM CORPORATION, a Delaware corporation and EDGE PETROLEUM EXPLORATION COMPANY, a Delaware corporation (collectively, the "Borrower"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association individually as a (the "Lender") and as agent for the Lender or Lenders pursuant to the terms of the Agreement and this Agreement (the "Agent").

                              W I T N E S S E T H:

                  WHEREAS, the above named parties did execute and exchange counterparts of that certain Amended and Restated Credit Agreement dated April 1, 1998, (the "Agreement"), to which reference is here made for all purposes;

                  WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this Amendment, the parties hereto agree as follows:
                                   ARTICLE I.
                                   DEFINITIONS

     1.01 - Terms Defined Above. As used herein, each of the terms "Agent" "Agreement," "Borrower," "Amendment," and "Lender" shall have the meaning assigned to such term hereinabove.

     1.02 - Terms Defined in Agreemnt. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

     1.03 - References. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated herein to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

     1.04 - Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

      1.05 - Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall beconstrued to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

                                   ARTICLE II.
                                   AMENDMENTS

                  The Borrower and the Agent and the Lender hereby amend the Agreement in the following particulars:

                  2.01 Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended as follows:

                                       3
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                  The  following  definitions  are added or  amended  to read as follows:

                  "Commitment Amount" shall mean $15,000,000 as of the effective date of the First Amendment to Amended and Restated Credit Agreement."

                  2.02 Amendement to Section 2.9(a). Section 2.9(a) is amended to read as follows:

                  "2.9 Borrowing Base Determination (a) The Borrowing Base as of September 29, 1998 is acknowledged by the Borrower and the Lender to be $15,000,000. Commencing on October 1, 1998, and continuing thereafter on the first day of each calendar month until the earlier of the date such amount is redetermined or the Commitment Termination Date, the Scheduled Reduction Amount shall be $550,000.

                  2.03 Defenition of Compass Bank Agreement. Compass Bank is hereby deleted from the Agreement and First Chicago is the Agent.

                                  ARTICLE III.
                                   CONDITIONS

                  The obligation of the Agent and the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

         3.01 Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Agent:


                  (a) multiple counterparts of this Amendment as requested by the Lender;

                  (b) multiple counterparts of Assignment of Note, Liens, Security Interests and other Rights, together with multiple counterparts of Assignment of UCC Financing Statements.

                  (c) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

          3.02 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and this Amendment shall be true and correct.

          3.03 Matters Satisfactory to the Agent and the Lender . All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Agent and the Lender.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby expressly re-makes, in favor of the Agent and/or the Lender, all of the representations and warranties set forth in
Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

                                   ARTICLE V.
                                  RATIFICATION

                  Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this Amendment.

                                       4
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                                   ARTICLE VI.
                                  MISCELLANEOUS

        6.01. Scope of Agreement. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

        6.02 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

         6.03 Parties in Interest. All provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

         6.04 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

         6.05 ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AN0 SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN
THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

          6.06 GOVERNING LAW. THIS AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

          6.07 JURISDICTION NAD VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

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                  IN WITNESS  WHEREOF,  this  Amendment  to Credit  Agreement is executed effective the date first herein above written.

                                   BORROWER:

                                   EDGE PETROLEUM CORPORATION

                                   By: /S/ Michael G. Long
                                   ------------------------------------
                                           Michael G. Long
                                           Chief Financial Officer


                                   EDGE PETROLEUM EXPLORATION COMPANY

                                   By: /S/ Michael G. Long
                                   ------------------------------------
                                           Michael G. Long
                                           Chief Financial Officer

                                   LENDER AND AGENT:

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By: /S/ Wendy Hrock Conwell
                                   -------------------------------------
                                   Printed name: /S/ Wendy Hrock Conwell
                                   -------------------------------------
                                   Title: Corporate Banking Officer